 Filed pursuant to Rule 424(b)(3)

File No. 333-288533

Prospectus Supplement

(to Prospectus dated July 28, 2025)

KLOTHO NEUROSCIENCES, INC.

Up to a Maximum of 75,103,879 Shares of Common Stock

to be Sold by Selling Shareholders

On February 19, 2026, we entered into a series of Securities Purchase Agreements with the investors named herein, pursuant to which we agreed to issue and sell shares of our Common Stock and Warrants to purchase shares of our Common Stock in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

This prospectus relates to the resale of the shares of our Common Stock and shares of Common Stock issuable upon the exercise of the Warrants to be sold in the private placement. The private placement is expected to close on or about March 15, 2026, subject to the satisfaction of customary closing conditions, at which time we expect to sell an aggregate of 34,551,939 shares of Common Stock and Warrants exercisable for up to 34,551,939 shares of common stock to the investors identified in the “Selling Stockholders” section. The shares of Common Stock and Warrants to be sold in the private placement, as well as the shares of common stock issuable upon exercise of the warrants which we will sell, will not be outstanding until the closing of the private placement and are being registered for resale in anticipation of such closing.

This prospectus also relates to the resale by Selling Stockholders identified herein of 3,500,000 shares of common stock currently held by Selling Stockholders and 2,500,000 shares of common stock issuable upon exercise of warrants currently held by Selling Stockholders.

We will not receive any proceeds from the sale of shares of Common Stock to be offered by the Selling Stockholders. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Stock by the Selling Stockholders pursuant to this prospectus. Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Common Stock. The selling shareholders may sell the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the Common Stockin the section entitled “Plan of Distribution.”

We are an “emerging growth company” and “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. Our common stock is traded on the NASDAQ Capital Market under the symbol “KLTO.” On February 19, 2026, the average of the high and low sales prices of our common shares was $0.24 per share. These prices will fluctuate based on the demand for our common shares.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Investing in our common shares involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page S-4.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 The date of this prospectus supplement is February 24, 2026

Neither we nor the selling shareholders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Common Shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

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About This Prospectus Supplement

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Seller Stockholders may, from time to time, offer and sell any combination of the Common Shares described in this prospectus in one or more offerings. This prospectus generally describes Klotho Neuroscience, Inc, and its securities, including its Common Stock. The Seller Stockholders may use the shelf registration statement to sell up to an aggregate of 75,103,879 shares of Common Stock from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Common Stock to be offered by the Seller Stockholders. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Stock by the Seller Stockholders pursuant to this prospectus. More specific terms of any shares of the Common Stock that the Seller Stockholders offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, “Klotho” refer to Klotho Neurosciences Inc., a Delaware corporation.

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Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-4 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

Klotho Neurosciences is dedicated to realizing the potential of biologic, cell and gene therapies to offer transformative patient outcomes in areas of high unmet medical need by extending the reach of protein, cell, and gene therapies to highly prevalent neurodegenerative disorders like amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease as they are universally fatal neurodegenerative diseases. Our vision is to build a leading gene therapy company for the treatment of cancer and neurodegenerative diseases by progressing our α-Klotho gene therapy research programs and identifying, developing, and commercializing other novel gene therapy treatments for neurodegenerative diseases, cancer and other age-related pathologies.

We have assembled a portfolio of protein and gene therapy candidates in partnership with leading scientific institutions and have built a team with extensive experience in the biotechnology commercialization and gene therapy space. Our team will pursue new innovations in vector design and delivery to optimize our investigational gene therapy product candidates for safety, potency, durability, and clinical response. We plan on building integrated internal development capabilities from product development through commercialization and focus on accelerating the pace of product development in the clinic. In addition, as part of our ongoing business strategy, we continue to explore potential opportunities to acquire or license new product candidates as well as opportunities for partnership or collaboration on our existing products in development.

Our initial focus will be on our cell therapy and gene therapy platform that uses a gene therapy approach to introduce a human gene sequence that produces a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (a platform technology in-licensed from the Autonomous University of Barcelona (UAB). With an initial focus on the therapeutic potential of the human α-Klotho gene, we find that there is limited competition investigating this target due to our intellectual property position relating to the secreted form of the Klotho protein (“s-KL”) and technology know-how.

Our Research Pipeline

We seek to develop essential medicines for the treatment of chronic diseases — cancer, cardiovascular, muscle, skin, and neurodegenerative disorders. Our cell and gene therapy platform consists of proprietary technology programs (patents issued and pending) that include a gene therapy program that uses a gene therapy approach to produce a therapeutic protein called “Klotho” inside the body to treat neurodegenerative diseases and other diseases of aging (in-licensed pending patent applications from UAB). The Company may develop all technologies, or it may decide to sell or partner and out-license certain technologies with other companies.

The gene therapy product candidates are in the pre-clinical stage of development. The Company plans to seek market approval in countries where we have issued and/or pending patents, to include the U.S., Canada, Europe, China and other viable markets.

Our primary focus for 2026 is the advancement of a sustainable portfolio of cell and gene therapy product candidates for age-associated neurologic diseases, both rare “orphan diseases” as well as diseases in larger patient populations. The following table describes our α-Klotho product pipeline.

Corporate Information

On May 30, 2023, the Company, then known as Redwoods Acquisition Corp. and a newly formed wholly-owned Wyoming subsidiary of Redwoods Acquisition Corp. (“Merger Sub”) entered into a Business Combination Agreement with ANEW Medical, Inc., a Wyoming corporation (“ANEW Wyoming”). On June 21, 2024, at the closing of the Business Combination Agreement, Merger Sub merged with and into ANEW Wyoming and ANEW Wyoming become a wholly-owned subsidiary of Redwoods. At the same time, the name of the Company was changed to ANEW Medical, Inc. On September 17, 2024, the Company’s name was change to Klotho Neurosciences, Inc.

The business combination was accounted for as a reverse recapitalization. ANEW Wyoming was deemed the accounting predecessor, and the combined entity is the successor SEC registrant, meaning that the ANEW Wyoming’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

Our principal executive offices are located at 1300 South Boulevard, Suite D, Charlotte, NC 28203, and our telephone number is (833) 931-6330. Our website address is www.klothoneuro.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

The Offering

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below and discussed in the sections titled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in all applicable prospectus supplements and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

On February 19, 2026, we entered into Securities Purchase Agreements with the investors named herein, pursuant to which we agreed to issue and sell shares of our Common Stock and Warrants to purchase shares of our Common Stock in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. This prospectus relates to the resale of the shares of our Common Stock and shares of Common Stock issuable upon the exercise of the Warrants to be sold in the private placement. The private placement is expected to close on or about March 15, 2026, subject to the satisfaction of customary closing conditions, at which time we expect to sell an aggregate of 34,551,939 shares of common stock and warrants exercisable for up to 34,551,939 shares of common stock to the investors identified in the “Selling Stockholders” section. The shares of Common Stock and the Warrants to be sold in the private placement, as well as the shares of Common Stock issuable upon exercise of the Warrants, will not be outstanding until the closing of the private placement and are being registered for resale in anticipation of such closing.

Special Note Regarding Forward-Looking Statements

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the Business Combination (as defined above), which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the risks set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus. You should also carefully consider the other information included or incorporated by reference in this prospectus before making an investment decision. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock will be paid by the Selling Stockholder and/or the purchasers.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such broker-dealers or agents will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. There can be no assurance that the selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

At any time a particular offer of the shares of our Common Stock is made by the Selling Stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of Common Stock. We may suspend the sale of shares by the Selling Stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Use of Proceeds

We will not receive any proceeds from the sale of the Common Stock offered under this prospectus. Any proceeds from the sale of Common Stock under this prospectus will be received by the Selling Shareholders. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Stock by the selling shareholders pursuant to this prospectus. In the event that a holder exercises a Warrant, we will receive the aggregate exercise price which will be used for working capital purposes.

DIVIDEND POLICY

We have not declared or paid dividends on our common shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on consolidated financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

SELLING STOCKHOLDERS

The following table details the name of the Selling Stockholders, the number of shares beneficially owned by the Selling Stockholders, and the number of shares that may be offered by each Selling Stockholder for resale under this prospectus. The Selling Stockholders may sell up to 75,103,879 shares of common stock from time to time in one or more offerings under this prospectus. Because the Selling Stockholders may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by the Selling Stockholder after the offering can be provided. The Selling Stockholders have informed us that they are not registered broker-dealers and do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Furthermore, the Selling Stockholders are not an affiliate of a broker-dealer. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the Selling Stockholders. Except for the ownership of shares of Common Stock and the Warrants, the Selling Stockholders has not had any material relationship with us within the past three years.

In the event of stock splits, stock dividends or similar transactions involving the shares of common stock, the number of shares of common stock registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the securities purchase agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock for Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock, as of February 20, 2026, assuming exercise of the warrants held by the applicable Selling Stockholder on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by each Selling Stockholder pursuant to this prospectus. The fourth column assumes the sale of all of the shares of Common Stock being offered by each Selling Stockholder pursuant to this prospectus.

Name	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (if Sold) (1)(2)	% of Shares of Common Stock Owned After Offering (1)(2)(3)
North York Ltd (4)	11,145,786	11,145,786	0	0%
Indigo Capital Ltd (5)	4,458,314	4,458,314	0	0%
Bruce Bent (6)	891,662	891,662	0	0%
Sigma9 Capital Ltd (7)	10,699,954	10,699,954	0	0%
Strategic EP LLC (8)	13,374,944	13,374,944	0	0%
Ampir Investment LLC (9)	2,229,156	2,229,156	0	0%
Eadwacer Holding LLC (10)	2,229,156	2,229,156	0	0%
Laura D’Amore (11)	1,783,326	1,783,326	0	0%
Gorilla Capital (12)	11,145,786	11,145,786	0	0%
VMD Legacy Capital (13)	11,145,786	11,145,786	0	0%
Clean Energy Inc. (14)	5,000,000	5,000,000	0	0%
Aldersgate Capital Partners Ltd. (15)	1,000,000	1,000,000	0	0%
Total Selling Stockholder	75,103,879	75,103,879	0	0%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to common shares. Common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or other convertible securities but are not counted as outstanding for computing the percentage of any other person.

(2)	The amount and percentage of common shares that will be beneficially owned by the Selling Stockholder after completion of the offering assume that they will sell all common shares being offered pursuant to this prospectus including shares obtained upon the exercise of all the warrants held by such Selling Stockholder.

(3)	Based on 73,536,722 shares of common stock issued and outstanding as of February 20, 2026. All shares of common stock being offered pursuant to this prospectus by the Selling Stockholder is counted as outstanding for computing the percentage beneficial ownership of the Selling Stockholder.

(4)	Includes 5,572,893 shares of Common Stock issuable upon exercise of warrants (exercise of which is subject to stockholder approval). The business address of North York Ltd is c/o of the Company. North York Ltd’s principal business is that of a private investor. Ashwood Forbes is the manager of North York Ltd and has sole voting control and investment discretion over securities beneficially owned by North York Ltd .The foregoing should not be construed in and of itself as an admission by Mr. Forbes as to beneficial ownership of the securities beneficially owned by North York Ltd.

(5)	Includes 4,458,314 shares of Common Stock issuable upon exercise of warrants (exercise of which is subject to stockholder approval). The business address of Indigo Capital Ltd. is c/o of the Company. Indigo Capital Ltd’s principal business is that of a private investor. Christian Girodet is the manager of Indigo Capital Ltd and has sole voting control and investment discretion over securities beneficially owned by Indigo Capital Ltd. The foregoing should not be construed in and of itself as an admission by Mr. Girodet as to beneficial ownership of the securities beneficially owned by Indigo Capital Ltd.

(6)	Includes 445,831 shares of Common Stock issuable upon exercise of warrants (exercise of which is subject to stockholder approval). The business address of Mr. Bent is c/o of the Company.

(7)	Includes 5,349,978 shares of Common Stock issuable upon exercise of warrants (exercise of which is subject to stockholder approval). The business address of Sigma9 Capital, Ltd. is c/o of the Company. Sigma9 Capital, Ltd.’s principal business is that of a private investor. Jason Butcher is the manager of Sigma9 Capital, Ltd. and has sole voting control and investment discretion over securities beneficially owned by Sigma9 Capital, Ltd. The foregoing should not be construed in and of itself as an admission by Mr. Butcher as to beneficial ownership of the securities beneficially owned by Sigma9 Capital, Ltd.

(8)	Includes 6,687,472 shares of Common Stock issuable upon exercise of warrants (exercise of which is subject to stockholder approval). The business address of Strategic EP LLC is c/o of the Company. Strategic EP LLC’s principal business is that of a private investor. Alex Deitch is the manager of Strategic EP LLC and has sole voting control and investment discretion over securities beneficially owned by Strategic EP LLC. The foregoing should not be construed in and of itself as an admission by Mr. Deitch as to beneficial ownership of the securities beneficially owned by Strategic EP LLC.

(9)	Includes 1,114,579 shares of Common Stock issuable upon exercise of warrants (exercise of which is subject to stockholder approval). The business address of Ampir Investment LLC is c/o of the Company. Ampir Investment LLC’s principal business is that of a private investor. Carlos Pereira is the manager of Ampir Investment LLC and has sole voting control and investment discretion over securities beneficially owned by Ampir Investment LLC. The foregoing should not be construed in and of itself as an admission by Mr. Pereira as to beneficial ownership of the securities beneficially owned by Ampir Investment LLC.

(10)	Includes 1,114,579 shares of Common Stock issuable upon exercise of warrants (exercise of which is subject to stockholder approval). The business address of Eadwacer Holding LLC is c/o of the Company. Eadwacer Holding LLC’s principal business is that of a private investor. Chris Finn is the manager of Eadwacer Holding LLC and has sole voting control and investment discretion over securities beneficially owned Eadwacer Holding LLC. The foregoing should not be construed in and of itself as an admission by Mr. Finn as to beneficial ownership of the securities beneficially owned by Eadwacer Holding LLC.

(11)	Includes 891,663 shares of Common Stock issuable upon exercise of warrants (exercise of which is subject to stockholder approval). The business address of Ms. D’Amore is c/o of the Company.

(12)	Includes 1,114,579 shares of Common Stock issuable upon exercise of warrants (exercise of which is subject to stockholder approval). The business address of Gorilla Capital is c/o of the Company. Gorilla Capital’s principal business is that of a private investor. Chris Finn is the manager of Gorilla Capital and has sole voting control and investment discretion over securities beneficially owned Gorilla Capital. The foregoing should not be construed in and of itself as an admission by Mr. Finn as to beneficial ownership of the securities beneficially owned by Gorilla Capital.

(13)	Includes 5,572,893 shares of Common Stock issuable upon exercise of warrants (exercise of which is subject to stockholder approval). The business address of VMD Legacy Capital is c/o of the Company. VMD Legacy Capital’s principal business is that of a private investor. Gordon Goss is the manager of VMD Legacy Capital and has sole voting control and investment discretion over securities beneficially owned VMD Legacy Capital. The foregoing should not be construed in and of itself as an admission by Mr. Goss as to beneficial ownership of the securities beneficially owned by VMD Legacy Capital.

(14)	Includes 2,500,000 shares of Common Stock issuable upon exercise of warrants. The business address of Clean Energy, Inc. is c/o of the Company. Clean Energy, Inc’s principal business is that of a private investor. Rosa Stathopoulos is the manager of Clean Energy, Inc. and has sole voting control and investment discretion over securities beneficially owned Clean Energy, Inc.. The foregoing should not be construed in and of itself as an admission by Ms. Stathopoulos as to beneficial ownership of the securities beneficially owned by Clean Energy, Inc.

(15)	The business address of Aldersgate Capital Partners Ltd. is c/o of the Company. Aldersgate Capital Partners Ltd.’s principal business is that of a private investor. Jason Butcher is the manager of Aldersgate Capital Partners Ltd. and has sole voting control and investment discretion over securities beneficially owned Aldersgate Capital Partners Ltd. The foregoing should not be construed in and of itself as an admission by Mr. Butcher as to beneficial ownership of the securities beneficially owned by Aldersgate Capital Partners Ltd.

 Plan of Distribution

The shares of Common Stock are being registered to permit the Selling Stockholders to offer and sell such shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the selling shareholders of the Common Stock offered under this prospectus. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The selling shareholders may use any one or more of the following methods when disposing of their shares of Common Stock pursuant to this prospectus or interests therein:

●	on the Nasdaq or any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in underwritten transactions;

●	distributions to members, general partners and limited partners;

●	short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such Common Stock at a stipulated price per security; and

●	a combination of any such methods of sale or by any other legally available means.

In addition, any shares of Common Stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Common Stock owned by it and, if a Selling Stockholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the selling shareholders under this prospectus. In connection with the sale of our Common Stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume.

The Selling Stockholders may also sell their shares of Common Stock short and deliver these securities to close out its short positions, or loan or pledge their shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders also may transfer their Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling shareholders for purposes of this prospectus. The number of shares of shares of Common Stock beneficially owned by a Selling Stockholders will decrease as and when it transfers its securities or defaults in performing obligations secured by such shares. The plan of distribution for the shares of Common Stock offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling shareholders for purposes of this prospectus.

The aggregate proceeds to a selling shareholder from the sale of the Common Stock will be the purchase price of the Common Stock less discounts and commissions, if any.

In offering the Common Stock covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling shareholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If a selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the Common Stock to be sold, the name of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the securities laws of some states, if applicable, the Common Stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Common Stock offered in this prospectus by a Selling Stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of a selling shareholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities for the Common Stock.

We cannot assure you that the selling shareholders will sell all or any portion of the Common Stock registered pursuant to this registration statement. The selling shareholders may have agreements with underwriters, dealers and agents to indemnify it against certain civil liabilities, including liabilities under the Securities Act, and to reimburse it for certain expenses.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 appearing in this prospectus and in the registration statement have been audited by BCRG Group. an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Cyruli, Shanks & Zizmor, LLP, Attorneys At Law, New York, New York.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. These documents contain important information about our financial condition, business and results.

We are incorporating by reference the filings listed below:

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 15, 2025 and our Quarterly Reports on Form 10-Q for the period ended June 30, 2025; filed with the SEC on August 18, 2025 and Quarterly Report on Form 10-Q for the period ended September 30, 2025; filed with the SEC on November 13, 2025.

●	our Current Reports on Form 8-K, filed with the SEC on April 1, 2025, April 4, 2025, April 21, 2025, June 2, 2025, June 10, 2025, June 11, 2025, June 13, 2025, June 30, 2025, July 10, 2025, July 18, 2025, July 22, 2025, August 12, 2025, September 25, 2025, December 8, 2025, February 17, 2026, February 23. 2026 and our Form 8-K/A on July 23, 2025.

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as well as any additional amendments or reports filed for the purpose of updating such description.

Information filed under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference into this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Klotho Neurosciences, Inc., Attention: Corporate Secretary, 1300 South Boulevard, Suite D, Charlotte, NC 28203; telephone: (833) 931-6330. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.klothoneuro.com. The information on our website is not a part of, or incorporated by reference in, this prospectus, the registration statement of which this prospectus is a part or any of our other filings with the SEC.

The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which such filing was made.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at: (833) 931-6330.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Up to a Maximum of 75,103,879 Shares of Common Stock

PROSPECTUS SUPPLEMENT

KLOTHO NEUROSCIENCES, INC.

February 24, 2026